UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 16, 2006, Kaiser Group Holdings, Inc. (the “Company”) was informed that the arbitration panel formed under the auspices of the International Chamber of Commerce has issued a ruling in the arbitration proceeding concerning the steel mini-mill that was constructed by the Company’s subsidiary, Kaiser Netherlands B.V., for Nova Hut, a.s. (now Mittal Steel Ostrava, a.s.) in Ostrava, the Czech Republic. The decision by the arbitration panel is binding and non-appealable. After calculation of claim and counter-claim award amounts, the net balance award amount was approximately $3.2 million (excluding accrued interest calculations) in favor of the counter-claimant, Mittal Steel Ostrava, a.s. In addition, the panel determined that Kaiser Netherlands B.V. should bear 70% of the cost of the arbitration and the parties’ legal and other costs associated therewith, resulting in an aggregate reimbursement amount of approximately $0.9 million due from Kaiser Netherlands B.V. to Mittal Steel Ostrava, a.s. The Company is evaluating the implications of this arbitration decision.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)
/s/ Nicholas Burakow
Nicholas Burakow
Executive Vice President and Chief Financial Officer

Date:  May 17, 2006